Exhibit 99.1

                    Hungarian Telephone and Cable
             Announces Results for First Quarter of 2006

    SEATTLE--(BUSINESS WIRE)--May 10, 2006--Hungarian Telephone and Cable Corp. (AMEX:HTC) today announced results for the first quarter of 2006.

    RESULTS FOR FIRST QUARTER

    For the quarter ended March 31, 2006, the Company reported net telephone service revenues of $27.4 million, an increase of 34% compared with the first quarter of 2005. Net measured service and subscription revenues decreased 5% to $12.4 million, while other operating revenues, which includes revenues generated from the provision of leased lines, ADSL access, VPN services, Internet services and other services, increased 110% to $14.1 million, over the comparable period during 2005. Net wholesale voice revenues increased 133% to $0.7 million for the quarter, from $0.3 million during the first quarter of 2005.
    Pro-forma net income and adjusted EBITDA, were $4.0 million and $13.6 million, respectively, compared with pro-forma net income of $3.8 million and adjusted EBITDA of $9.9 million in the same period last year. This represents an increase of 5% in pro-forma net income and a 37% growth in adjusted EBITDA comparing the two periods, while pro-forma income per share was $0.31 for the quarter ended March 31, 2006.
    The Company's income from operations and net loss attributable to common stockholders, determined in accordance with U.S. generally accepted accounting principles (GAAP), were $7.3 million and $0.9 million, respectively, for the three months ended March 31, 2006, compared with income from operations of $5.5 million and a net loss attributable to common stockholders of $0.7 million in the same period last year. GAAP diluted loss per share was $0.07 for the quarter ended March 31, 2006, compared with a diluted loss per share of $0.06 in the same period last year. The Company reported a net foreign exchange loss of $7.3 million for the quarter ended March 31, 2006, compared to a net foreign exchange loss of $3.6 million for the same period in 2005. The net foreign exchange loss for the quarter reflects the devaluation of the Hungarian forint against the euro in the first quarter of 2006 between December 31, 2005 and March 31, 2006 levels. Included in the results for the quarter is a $2.0 million benefit due to changes in the fair value of the Company's interest rate swaps. This benefit is due to an upward movement, as of March 31, 2006, versus December 31, 2005, in the market value of interest rate swaps.
    A reconciliation of GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures".
    Cash flow from operations for the quarter ended March 31, 2006 was $15.6 million, while capital expenditure was $3.7 million for the period. HTCC had cash of $37.3 million at March 31, 2006.

    COMMENTS FROM TORBEN V. HOLM

    Commenting on these results, Torben V. Holm, President and Chief Executive Officer stated, "The Company has doubled in size since last year as a result of the acquisition of Pantel, and results have improved. Both adjusted EBITDA and pro-forma net income are up. On the other hand, our reported results have been negatively affected by the weakening of the Hungarian forint against the euro during the period. Given all of the competitive and regulatory pressures we face in the business today, we are quite pleased with the performance of the Company. On the corporate customer front, we continue to attract new customers as a result of Pantel's well-known brand-name, as well as competitive pricing and service offerings. With respect to residential customers, the churn we experienced during the fourth quarter of 2005 as a result of the tariff re-balancing that needed to be introduced has slowed down to the level prior to the re-balancing. The development of new product and service offerings continues and we expect those, once introduced, to further our growth in the future."
    Mr. Holm went onto say, "During the second half of 2005 the Company went through quite a number of significant changes. Those changes have allowed us to begin 2006 with a stable base upon which to grow the Company for all those concerned -- customers, employees and shareholders."

    NON-GAAP FINANCIAL MEASURES

    The Company uses certain non-GAAP financial measures in evaluating its performance. These include pro-forma net income and Adjusted EBITDA. A reconciliation of the differences between these non-GAAP financial measures and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures referred to in this press release are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income/loss reflected in the statement of operations and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.
    Pro-forma net income is net income without taking into account the recorded foreign exchange gain/loss, fair value changes on interest rate swaps and non-cash stock compensation accounting charges. Prior to January 1, 2006, the Company applied variable option accounting for stock options issued and outstanding as a result of modifications to its stock option plans effective October 1, 2004. Effective January 1, 2006, with the Company's adoption of SFAS 123R, the Company has ceased variable option accounting, however it records as compensation expense the fair value of option grants based upon the Black-Scholes valuation model. Given the non-cash nature of expensing stock options and the potentially volatile effect on the statement of operations, management believes that its exclusion from pro-forma net income provides additional information in measuring the financial performance of the Company. The fair value changes on interest rate swaps is non-cash and represents the value to be paid/received by the Company, at the balance sheet date, if it were to terminate its interest rate swap obligations. The Company is required under the terms of its credit agreement to maintain, at all times, some form of interest rate hedging protection.
    Adjusted EBITDA is cash flow from operations adjusted for changes in working capital, income taxes paid, interest paid, interest received, stock based compensation charges and other miscellaneous changes.
    Management uses these non-GAAP financial measures for various purposes including: measuring and evaluating the Company's financial and operational performance; making compensation decisions; planning and budgeting decisions; and financial planning purposes. The Company believes that presentation of these non-GAAP financial measures is useful to investors because it (i) reflects management's view of core operations and cash flow generation upon which management bases financial, operational, compensation and planning decisions and (ii) presents measurements that investors and its lending banks have indicated to management are important in assessing the Company and its liquidity. While the Company utilizes these non-GAAP financial measures in managing its business and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA does not take into account changes in working capital and financial statement items below income from operations, and the resultant effect of these items on the Company's cash flow. Pro-forma net income does not take into account the foreign exchange gains/losses, however these gains/losses may recur in future periods depending upon currency movements. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.
    The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange Commission.

    ABOUT HUNGARIAN TELEPHONE AND CABLE CORP.

    Hungarian Telephone and Cable Corp. is the leading alternative telecommunications service provider in the Republic of Hungary with a presence in other countries in Central and Eastern Europe.

    Note: This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These and all forward-looking statements are only predictions or statements of current plans that are constantly under review by the Company. Such statements are qualified by important factors that may cause actual results to differ from those contemplated, including as a result of those factors detailed from time to time in the company's Securities and Exchange Commission filings. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.




                  Hungarian Telephone and Cable Corp.
                         Financial Highlights
                 (In Millions, Except Per Share Data)


                         Statements of Income

                                                         Three Months
                                                             Ended
                                                            March 31,
                                                          2006   2005
                                                         -------------
                                                          (unaudited)

Measured Service Revenues                                 $9.1   $9.0
Subscription Revenues                                      6.3    6.3
Net Interconnect Charges                                  (3.0)  (2.2)
                                                        --------------
     Net Measured Service and Subscription Revenues       12.4   13.1
Connection Fees                                            0.2    0.3
Wholesale revenues, net                                    0.7    0.3
Other Operating Revenues, net:
     Provision of direct lines                             9.1    4.1
     VPN services                                          1.7    0.7
     Internet Services (including ADSL access)             2.3    1.0
   Other                                                   1.0    0.9
                                                        --------------
Other Operating Revenues Total                            14.1    6.7
                                                        --------------
     Telephone Service Revenues, Net                      27.4   20.4
                                                        --------------

Income from Operations                                     7.3    5.5
Interest Expense                                           3.4    3.8
Fair Value Changes on Interest Rate Swaps Gain (Loss)      2.0      -
Net Loss                                                  (0.9)  (0.7)
Net Loss Per Common Share:
          Basic                                         ($0.07)($0.06)
          Diluted                                       ($0.07)($0.06)
Weighted Average Number of Shares Outstanding:
          Basic                                           12.8   12.7
          Diluted                                         12.8   12.7

                             Balance Sheet

                                                   Quarter     Year
                                                    Ended      Ended
                                                  March  31,  Dec. 31,
                                                     2006      2005
                                                  ----------- --------
                                                 (unaudited)

Current Assets                                         $75.4    $69.6
Property, Plant and Equipment, net                     158.2    164.2
Total Assets                                          $296.7   $298.8

Total Current Liabilities                              $87.7    $66.3
Long Term Debt                                         138.1    158.2
Total Stockholders Equity                               68.4     70.9
Total Liabilities and Stockholders Equity             $296.7   $298.8


Reconciliation of Non-GAAP Financial Measures:

Net Loss to Pro-Forma Net Income Excluding Certain Items
(In Millions)
(unaudited)

                                                      Three Months
                                                         Ended
                                                        March 31,
                                                     --------------
                                                       2006   2005
                                                     --------------

Net Loss as Reported                                  ($0.9) ($0.7)

Foreign Exchange Loss                                   7.3    3.6

Stock Compensation Charge (Non-Cash)                    0.5    1.7

Fair Value Changes on Interest Rate Swaps Gain         (2.0)     -

Deferred Income Tax effect on Pro-Forma Adjustments    (0.9)  (0.8)
                                                     --------------
Pro-Forma Net Income Excluding Certain Items           $4.0   $3.8
                                                     ==============

Net Loss Per Share Fully Diluted to Pro-Forma Net Income Per Share
 Fully Diluted
Excluding Certain Items
(unaudited)

                                                      Three Months
                                                         Ended
                                                        March 31,
                                                     --------------
                                                       2006   2005
                                                     --------------

Net Loss as Reported                                 ($0.07)($0.06)

Foreign Exchange Loss                                  0.57   0.28

Stock Compensation Charge (Non-Cash)                   0.04   0.14

Fair Value Changes on Interest Rate Swaps Gain        (0.16)     -

Deferred Income Tax effect on Pro-Forma Adjustments   (0.07) (0.06)
                                                     --------------
Pro-Forma Net Income Excluding Certain Items          $0.31  $0.30
                                                     ==============


Cash Flow from Operations to Adjusted EBITDA
(In Millions)
(unaudited)
                                                             First
                                                            Quarter
                                                             Ended
                                                            March 31,
                                                          ------------
                                                           2006  2005
                                                          ------------

Cash Flow from Operations                                 $15.6 $12.4

Changes in Working Capital                                 (3.6) (2.1)
Income Taxes Paid                                           0.4     -
Interest Paid                                               1.9   1.2
Interest Received                                          (0.2) (0.2)
Stock based compensation charge (non-cash)                 (0.5) (1.7)
Other                                                         -   0.3
                                                          ------------
Adjusted EBITDA                                           $13.6  $9.9
                                                          ============


    CONTACT: Hungarian Telephone and Cable Corp.
             William McGann, Chief Financial Officer
             Hungary: 011-361-888-3535
             U.S.: 206-654-0204